BRITISH COLUMBIA

Ministry of Finance
Corporate and Personal Property Registries
www.fin.gov.bc.ca/registries

NOTICE OF ALTERATION
FORM 11 – BC COMPANY
Section 257(4) *Business Corporations Act*

Telephone: 250 356-8626
Office hours: 8:30 – 4:30 (Monday – Friday)

DO NOT MAIL THIS FORM to the Corporate and Personal Property Registries unless you are instructed to do so by registry staff. The Regulation under the *Business Corporations Act* requires this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FIPPA) The personal information requested on this form is made available to the public under the authority of the *Business Corporations Act*. Questions about how the *FIPPA* applies to this personal information can be directed to the Administrative Assistant of the Corporate and Personal Property Registries at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A INCORPORATION NUMBER OF COMPANY

BC0253743

B NAME OF COMPANY

QUARTZ MOUNTAIN RESOURCES LTD.

C ALTERATIONS TO THE NOTICE OF ARTICLES

☐ Company name

☐ A translation of company name

☐ Pre-existing Company Provisions

☐ Date of a Resolution or Court Order

☒ Authorized Share Structure

D ALTERATION EFFECTIVE DATE – *Choose one of the following:*

☒ The alteration is to take effect at the time that this notice is filed with the registrar.

☐ The alteration is to take effect at 12:01 a.m. Pacific Time on ______ (YYYY / MM / DD) being a date that is not more than ten days after the date of the filing of this notice.

☐ The alteration is to take effect at _____ Pacific Time on ______ (YYYY / MM / DD) being a date and time that is not more than ten days after the date of the filing of this notice.

E CHANGE OF COMPANY NAME

The company is to change its name from Not Applicable

to *(choose **one** of the following)*:

☐ ______________________. This name has been reserved for the company under name reservation number: ____________, or

☐ a name created by adding "B.C. Ltd." after the incorporation number of the company.

F TRANSLATION OF COMPANY NAME

Set out every new translation of the company name, or set out any change or deletion of an existing translation of the company name to be used outside of Canada.

Additions: Set out every new translation of the company name that the company intends to use outside of Canada.

Not Applicable

Changes: Change the following translation(s) of the company name:

PREVIOUS TRANSLATION OF THE COMPANY NAME	NEW TRANSLATION OF THE COMPANY NAME
Not Applicable	

Deletions: Remove the following translation(s) of the company name:

Not Applicable

G PRE-EXISTING COMPANY PROVISIONS

(refer to Part 17 and Table 3 of the Regulation under the *Business Corporations Act*)
Complete this item only if the company has resolved that none of the Pre-existing Company Provisions are to apply to this company.

☐ The company has resolved that the Pre-existing Company Provisions are no longer to apply to this company.

H AUTHORIZED SHARE STRUCTURE

Set out the date of each resolution or court order altering special rights or restrictions attached to a class or series of shares.

YYYY / MM / DD
2005 / 01 / 21

Set out the new authorized share structure

Identifying name of class or series of shares	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number.		Kind of shares of this class or series of shares.			Are there special rights or restrictions attached to the shares of this class or series of shares?	
	THERE IS NO MAXIMUM (✓)	MAXIMUM NUMBER OF SHARES AUTHORIZED	WITHOUT PAR VALUE (✓)	WITH A PAR VALUE OF ($)	Type of currency	YES (✓)	NO (✓)
Common	✓		✓				✓

I CERTIFIED CORRECT – I have read this form and found it to be correct.

NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY	DATE SIGNED YYYY / MM / DD
Bernhard Zinkhofer	X [signature]	2005 10 11